Exhibit 99.1

Offerpad Announces Reverse Stock Split

CHANDLER, Ariz. – June 8, 2023 – (BUSINESS WIRE) – Offerpad Solutions Inc. (“Offerpad” or the “Company”) (NYSE: OPAD), a leading tech-enabled platform for residential real estate, announced today that it will effect a 1-for-15 reverse stock split (the “Reverse Stock Split”) of its Class A common stock, par value $0.0001 per share (“Class A Common Stock”), and Class B common stock, par value $0.0001 per share (together with the Class A Common Stock, “Common Stock”), that will become effective at 5:00 p.m. Eastern Time on June 12, 2023 (the “Effective Time”).

The Company expects that its Class A Common Stock will open for trading on the New York Stock Exchange (“NYSE”) on a reverse split-adjusted basis on June 13, 2023 under the existing trading symbol “OPAD”. The new CUSIP number for the Class A Common Stock following the Reverse Stock Split will be 67623L 307. The Company’s publicly traded warrants will continue to be traded on the NYSE under the symbol “OPADWS” and the CUSIP number for the warrants will remain unchanged. However, under the terms of the applicable warrant agreement, the number of shares of Class A Common Stock issuable on exercise of each warrant will be proportionately decreased. Specifically, following effectiveness of the Reverse Stock Split, every 15 shares of Class A Common Stock that may be purchased pursuant to the exercise of public warrants now represents one share of Class A Common Stock that may be purchased pursuant to such warrants. Accordingly, for the Company’s warrants trading under the symbol “OPADWS”, every 15 warrants will be exercisable for one share of Class A Common Stock at an exercise price of $172.50 per share of Class A Common Stock.

The Reverse Stock Split was approved by the Company’s stockholders at its 2023 Annual Meeting of Stockholders, held on June 8, 2023 with the final ratio determined by the Company’s board of directors. The Company will file an amendment to its Third Restated Certificate of Incorporation to implement the Reverse Stock Split as of the Effective Time. The Reverse Stock Split is intended to, among other things, increase the per share trading price of the Class A Common Stock to satisfy the price requirements for continued listing on the NYSE.

At the Effective Time of the Reverse Stock Split, every 15 shares of Common Stock outstanding and held of record by each stockholder of the Company, including treasury shares, will be automatically reclassified into one new share of Common Stock. As a result of the Reverse Stock Split, proportionate adjustments will be made to the number of shares of Common Stock underlying Offerpad’s outstanding equity awards and the number of shares issuable under Offerpad’s equity incentive plans and existing agreements, as well as the exercise price and/or any stock price goals, as applicable.

The Reverse Stock Split will affect all stockholders uniformly and will not alter any stockholder’s percentage interest in the Company’s equity, except to the extent that the Reverse Stock Split results in some stockholders receiving cash in lieu of fractional shares. No fractional shares will be issued in connection with the Reverse Stock Split. Instead, each stockholder will be entitled to receive a cash payment in lieu thereof at a price equal to the fraction of one share to which the stockholder would otherwise be entitled multiplied by the closing price per share of Class A Common Stock on the NYSE on June 12, 2023. The terms of Offerpad’s outstanding warrants do not permit issuance of fractional shares upon exercise of such warrants. Instead, the number of shares issuable shall be rounded down upon exercise of the warrants.

Continental Stock Transfer & Trust Company is acting as transfer and exchange agent for the Reverse Stock Split. Registered stockholders who hold shares of Common Stock are not required to take any action to receive post-reverse split shares. Stockholders owning shares via a broker, bank, trust or other nominee will have their positions automatically adjusted to reflect the Reverse Stock Split, subject to such broker’s particular processes, and will not be required to take any action in connection with the Reverse Stock Split.

Additional information regarding the Reverse Stock Split can be found in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 24, 2023 (the “Proxy Statement”), which is available on the SEC’s website at www.sec.gov and on the Company’s website at https://investor.offerpad.com.

About Offerpad

Offerpad’s mission is to deliver the best home buying and selling experience. From cash offers and flexible listing options to mortgages and buyer services, Offerpad has been helping homeowners since 2015. We pair our local expertise in residential real estate with proprietary technology to put you in control of the process and help find the right solution that fits your needs. Visit Offerpad.com for more information.

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Contacts

Investors

Stefanie Layton

Investors@offerpad.com

Media

Press@Offerpad.com

Forward-Looking Statements

Certain statements in this press release may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or Offerpad’s future financial or operating performance. For example, statements regarding the Reverse Stock Split and timing thereof and Offerpad’s intention with respect to compliance with the price requirements for maintaining its listing on the NYSE are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “pro forma,” “may,” “should,” “could,” “might,” “plan,” “possible,” “project,” “strive,” “budget,” “forecast,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “potential” or “continue,” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Factors that may impact such forward-looking statements include, but are not limited to, market conditions and their impact on Offerpad’s trading price on the NYSE; and other factors discussed in the Proxy Statement. These and other important factors discussed under the caption “Risk Factors” in Offerpad’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the Securities and Exchange Commission on February 28, 2023, and Offerpad’s other reports filed with the Securities and Exchange Commission could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Offerpad and its management, are inherently uncertain. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Offerpad undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.